UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 19, 2016

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In a recent proceeding not involving PetroQuest Energy, Inc. (the “Company”), the Delaware Court of Chancery held that in the absence of a classified board or cumulative voting, an “only for-cause” director removal provision conflicts with Section 141(k) of the Delaware General Corporation Law and is therefore invalid. In light of this guidance, the Company reviewed its own governing documents and began considering alternative language.

Article IX, Paragraph B of the Certificate of Incorporation of the Company (“Certificate”) and Article III, Section 6 of the Bylaws of the Company (“Bylaws”) contain a similar “only for-cause” director removal provision, and the Company does not have a classified board of directors or cumulative voting.

As a result of the Company’s review of the Certificate and Bylaws, on February 19, 2016, the Board of Directors of the Company approved an amendment to the Company’s Bylaws to provide that the Company’s stockholders may remove any of the Company’s directors, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Company’s common stock then entitled to vote at an election of directors. The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the amended form of the Bylaws filed as Exhibit 3.1 hereto.

Item 8.01.    Other Events

The Company will also seek to amend the Certificate at its 2016 annual meeting of stockholders, presently scheduled for May 2016, in order to provide that the Company’s stockholders may remove any of the Company’s directors, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Company’s common stock then entitled to vote at an election of directors. In addition, the Company will not attempt to enforce the foregoing “only for-cause” director removal provision or a similar provision contained in the Certificate.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

3.1        Bylaws of PetroQuest Energy, Inc., as amended on February 19, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 22, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer